Exhibit 10.1
SUNRISE SENIOR LIVING, INC.
2003 STOCK OPTION AND RESTRICTED STOCK PLAN
STOCK UNIT AGREEMENT
     Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants stock units relating to shares of its common stock, $.01 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2003 Stock Option and Restricted Stock Plan (the “Plan”).
Grant Date:
                      __________________________________________________
Name of Grantee:
                      __________________________________________________
Number of Units Covered by Grant:    ____________ Base Units
                                                                   ____________ Supplemental Units
Purchase Price per Share of Stock: $0.01
     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available from the Company upon request. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.
Grantee:
                      __________________________________________________
                                                                  (Signature)
Company:
                      __________________________________________________
                                                                  (Signature)
Title:
                      __________________________________________________
Attachment
This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.
2003 STOCK OPTION AND RESTRICTED STOCK PLAN
STOCK UNIT AGREEMENT

Stock Unit/ Nontransferability	This grant is an award of stock units in the total number of Base Units and Supplemental Units set forth on the cover sheet at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (collectively, the “Stock Units”). The purchase price for the Stock is deemed paid by your services to the Company. Your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Vesting	Base Units shall be 100% vested as of the Grant Date. Supplemental Units shall become 100% vested on the ___anniversary of the Grant Date (the “Vesting Date”); provided you have been continuously employed by the Company or a Subsidiary from the Grant Date until the Vesting Date.

Notwithstanding the vesting schedule in the preceding paragraph, to the extent not previously vested, your Supplemental Units shall become 100% vested upon the earlier of (i) a Change in Control (as defined below), (ii) your termination of employment with the Company or a Subsidiary due to your death or disability, (iii) your termination of employment by the Company or a Subsidiary other than for Cause (as defined in the Company’s Senior Executive Severance Plan dated February 25, 2000 (the “Severance Plan”)), or (iv) termination of employment by you for Good Reason (as defined in the Severance Plan), if you have been continuously employed by the Company or a Subsidiary from the Grant Date.

ALTERNATIVE 1:

For purposes of this Agreement, “Change in Control” means any of the following events:

(a) any person (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934 (“Exchange Act”) or group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, becomes, after the Grant Date, the beneficial owner of Stock or of other securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 50% or more of the combined voting power of all Voting Securities of the Company;

(b) individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Grant Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

(c) approval by the stockholders of the Company of either of the following: (i) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Stock and Voting Securities of the Company immediately before such Mergers are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 60% of the Stock and 60% of the combined voting power of the Voting Securities of the Company resulting from such Merger in substantially the same proportions as immediately before such Merger or (ii) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

***********************************

ALTERNATIVE 2:
For purposes of this Agreement, “Change in Control” means any of the following events:

(A) any person, other than Paul J. Klaassen, Teresa M. Klaassen or their respective affiliates, associates or estates, becomes, after the date of grant, the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof;

(C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation;

(D) the sale in one or a series of transactions of all or substantially all of the assets of the Company;

(E) any person, other than Paul J. Klaassen, Teresa M. Klaassen or their respective affiliates, associates or estates, has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the persons having control of the Company;

(F) the consummation by the Company or a Subsidiary of a merger (including a triangular merger involving a Subsidiary) or other business combination transaction in which the Company issues equity securities representing 20% or more of its then outstanding common stock in such merger or other transaction; or

(G) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (A) through (F) above.

***********************************

No Stock Units will vest after you have ceased to be employed by the Company or any Subsidiary for any reason.

Delivery of Shares	Unless you previously elected in writing to further defer the payment of the Stock Units until either (i) a specified date that is permissible payment date pursuant to Section 409A of the Internal Revenue Code of 1986, as amended or (ii) Retirement (as such term is defined in the Company’s Executive Deferred Compensation Plan), which election, in either case, provides for the payment of only the vested portion of the Stock Units if employment terminates earlier than the specified payment date, a certificate for all of the shares of Stock represented by your Base Units and Supplemental Units shall be delivered to you on the Vesting Date; provided, that, if the Vesting Date occurs during a window period in which you are restricted from selling Stock in the open market because a trading window is not available, delivery of such shares will be delayed until the date immediately following the opening of a trading window. If you previously elected in writing to further defer the payment of the Stock Units as contemplated above, a certificate for all of the shares of Stock represented by your Base Units and Supplemental Units shall be delivered to you on the specified payment date, subject to the same window period restrictions set forth in the preceding sentence (or, if your employment terminates earlier than the specified payment date, such certificate shall be delivered, as to the vested portion of the Stock Units only, within 10 days after such termination date).

In the event that your employment with the Company or a Subsidiary terminates prior to the time at which your Supplemental Shares become vested, upon your termination of employment the Company will deliver to you your Base Units and you will forfeit your unvested Supplemental Units.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting and/or delivery of Stock pursuant to this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting and/or delivery of shares arising from this grant, the Company shall have the right to require such payments from you, withhold such amounts from other payments due to you from the Company or any Affiliate or cause an immediate forfeiture of shares Stock subject to the Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Retention Rights	This Agreement does not give you the right to be retained by the

Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights	You do not have the rights of a shareholder with respect to the Stock Units unless and until the Stock relating to the Stock Units has been delivered to you. You will, however, be entitled to receive an amount equal to any dividends declared or paid on such Stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Stock Units and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require that any amounts paid as dividend equivalents in connection with the Stock Units be treated as reinvested in Stock Units and subject to the same conditions and restrictions applicable thereto.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of Stock Units covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement, the Plan and the further deferral election referenced under “Delivery of Shares” hereunder constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.